CA, INC. Stockholder Meeting to be held on 09/09/08. ** IMPORTANT NOTICE ** Proxy Material Available Regarding the Availability of Proxy Material • Proxy Statement • Annual Report You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available. This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting. PROXY MATERIAL — VIEW OR RECEIVE You can choose to view the material Online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 08/26/08. HOW TO VIEW MATERIAL VIA THE INTERNET ONE CA PLAZA Have the 12 Digit Control Number(s) available and visit: ISLANDIA, NY 11749 www.proxyvote.com HOW TO REQUEST A COPY OF MATERIAL 1) BY INTERNET — www.proxyvote.com 2) BY TELEPHONE — 1-800-579-1639 3) BY E-MAIL* — sendmaterial@proxyvote.com *If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following R1CMA1 page) in the subject line. See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information How To Vote Meeting Type: Annual Vote In Person Meeting Date: 09/09/08 Many stockholder meetings have attendance Meeting Time: 10:00 A.M. EDT requirements including, but not limited to, the For holders as of: 07/11/08 possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material Meeting Location: for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to One CA Plaza vote these shares. Islandia, NY 11749 Vote By Internet To vote now by Internet, go to Meeting Directions: WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and For Meeting Directions Please Visit: for electronic delivery of information up until 11:59 P.M. http://www.ca.com/us/contact/offices.aspx Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions. R1CMA2

Voting items THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE UNDER ITEMS 1 AND “FOR” ITEM 2. 1. ELECTION OF DIRECTORS Nominees: 1a. Raymond J. Bromark 1i. Arthur F. Weinbach 1b. Alfonse M. D’Amato 1j. Renato (Ron) Zambonini Vote on Proposal 1c. Gary J. Fernandes 2. Proposal No. 2 — To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending 1d. Robert E. La Blanc March 31, 2009. 1e. Christopher B. Lofgren 1f. William E. McCracken 1g. John A. Swainson 1h. Laura S. Unger R1CMA3

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